Exhibit 99.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of March 4, 2022 (the “Closing Date”) is entered into among MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

AGREEMENT

Borrower Representative, each Borrower from time to time party hereto, Agent and Lenders hereby agree as follows:

1.            ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

Notwithstanding anything to the contrary herein, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be accounted for as operating leases hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with Accounting Standards Codification 842 (on a prospective or retroactive basis or otherwise) to be treated as a capital lease.

2.            LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay. Each Borrower hereby unconditionally promises to pay Agent, for the ratable benefit of Lenders, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and all other amounts owing hereunder as and when due in accordance with this Agreement.

2.2          Availability and Repayment of the Loans.

(a)           Availability.

(i)                  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrowers on the Closing Date in an aggregate amount of Thirty Million Dollars ($30,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re-borrowed.

(ii)                Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrowers in an aggregate amount up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.

(iii)              Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrowers in an aggregate amount up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”). After repayment, no Term C Loan may be re-borrowed.

(iv)               Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Fourth Draw Period, to make term loans to Borrowers in an aggregate amount up to Ten Million Dollars ($10,000,000.00) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”). After repayment, no Term D Loan may be re-borrowed.

(v)                Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Fifth Draw Period, to make term loans to Borrowers in an aggregate amount up to Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term E Loan Commitment as set forth on Schedule 1 hereto (such term loans are hereinafter referred to singly as a “Term E Loan”, and collectively as the “Term E Loans”; each Term A Loan, Term B Loan, Term C Loan, Term D Loan or Term E Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans, Term C Loans, Term D Loans and Term E Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term E Loan may be re-borrowed.

(b)           Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date, Borrowers shall make consecutive monthly payments of equal principal, which would fully amortize the principal amount of the Term Loans by the Term Loan Maturity Date, plus accrued and unpaid interest, provided that if the Amortization Date is extended to April 1, 2025, the monthly payments shall be recalculated in equal amounts according to the remaining number of Payment Dates through the Term Loan Maturity Date. Any and all unpaid outstanding principal and accrued and unpaid interest in respect of the Term Loans, the Final Payment, and other fees and other outstanding Obligations with respect to the Loans, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c)           Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(i)                all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)               the Prepayment Fee, plus

(iii)              the Final Payment, plus

(iv)              all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(d)           Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrower Representative provides written notice to Agent (whereupon Agent shall promptly provide written notice thereof to Lenders) of its election to prepay the Loans at least ten (10) days prior to such prepayment, and pay, on the date of such prepayment, to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:

(i)                all outstanding principal plus accrued and unpaid interest thereon, plus

(ii)               the Prepayment Fee, plus

(iii)              the Final Payment, plus

(iv)              all other sums, if any, that shall have become due and payable, including interest at the Default Rate, if applicable.

(e)           Use of Proceeds. Borrowers shall use the proceeds of the Loans for working capital and general corporate purposes.

2.3          Payment of Interest.

(a)                 Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on March 15, 2022; provided that, Borrowers agree to pay, on the Funding Date of each Term Loan, any partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.

(b)                Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)                 Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 11:00 a.m. Eastern Time on any day may, at Agent’s discretion, be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the applicable Reference Rate shall be effective as of the Payment Date immediately following such change.

(d)                Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4          Fees and Charges. Borrowers shall pay to Agent, for the ratable benefit of Lenders:

(a)                 Closing Fee. A closing fee in the amount of (i) Three Hundred Thousand Dollars ($300,000.00) due and payable on the Closing Date; and (ii) one percent (1.00%) of the funded amount of each Term Loan on the Funding Date thereof;

(b)                Prepayment Fee. The Prepayment Fee as and when due pursuant to Sections 2.2(c) and 2.2(d). Each Borrower agrees that the Prepayment Fee is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Loans;

(c)                 Final Payment. The Final Payment as and when due pursuant to Sections 2.2(b), 2.2(c) and 2.2(d); and

(d)                Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within three (3) Business Days after written demand by Agent).

(e)                 Fees Fully Earned. Unless otherwise expressly provided in this Agreement, the fees and charges specified in (i) clause (a) above are fully-earned as of the Closing Date (other than the fees set forth in subclause (ii) of such clause which shall be fully-earned as of the applicable Funding Date) and (ii) clauses (b) through (d) above are due and payable pursuant to the terms of this Agreement, and in no event shall any Borrower be entitled to any credit, rebate, refund, reduction, proration or repayment of any fees or charges earned by each Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of a Lender’s obligation to make loans and advances hereunder and notwithstanding the required payment date for such fees or charges. Agent, on behalf of Lenders, may debit and deduct amounts owing by Borrowers under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c).

2.5          Payments; Application of Payments; Automatic Payment Authorization.

(a)                 All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 11:00 a.m. Eastern Time on the date when due. Payments of principal and/or interest received after 11:00 a.m. Eastern Time may, at Agent’s discretion, be considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)                No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)                 Unless otherwise notified by Agent in writing, Agent, for itself or for the ratable benefit of Lenders, as applicable, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other amounts Borrowers owe Agent or Lenders when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due to Agent or Lenders at Agent’s address specified in Section 10, or as otherwise notified by Agent in writing.

(d)                Payments received by Agent or any Lender from any of the Loan Parties under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). However, if at any time any Governmental Authority, applicable law, regulation or international agreement requires any Loan Party to make any withholding or deduction from any such payment or other sum payable hereunder to Agent or any Lender, as applicable, the Loan Parties hereby covenant and agree, jointly and severally, that the amount due from any such Loan Party with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Agent or such Lender, as applicable, receives a net sum equal to the sum that would have been received had no withholding or deduction been required, and such Loan Party shall pay the full amount withheld or deducted to the relevant Governmental Authority. The applicable Loan Party will, upon request, furnish Agent and the affected Lender with proof reasonably satisfactory to Agent and the affected Lender indicating that such Loan Party has made such withholding payment. The agreements and obligations of the Loan Parties contained in this Section 2.5(d) shall survive the termination of this Agreement.

2.6          Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit F, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes (and in any event within five (5) Business Days of any such request). Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3.            CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Agent shall have received, in form and substance reasonably satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)                 duly executed signatures to this Agreement;

(b)                duly executed original signatures to the Warrant;

(c)                 duly executed signatures to the Account Control Agreement(s) required under Section 6.6(b);

(d)                duly executed signatures to the Collateral Access Agreement(s) for such locations as Agent may require;

(e)                 for each Borrower, a certificate of such Borrower, duly executed by a Responsible Officer of such Borrower, certifying and attaching (i) the Operating Documents of such Borrower, (ii) resolutions duly approved by the Board of such Borrower, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(f)                  the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(g)                evidence reasonably satisfactory to Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(h)                a legal opinion of counsel to Borrowers;

(i)                  projections for Borrower Representative’s fiscal year ending December 31, 2022;

(j)                  all documentation and other information that Agent or any Lender reasonably requires in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to include a duly executed copy of an IRS Form W-9 or other such applicable IRS Forms;

(k)                a disbursement letter, duly executed by Borrower Representative;

(l)                  the Automatic Payment Authorization, duly executed by Borrower Representative;

(m)               payment of the closing fee set forth in Section 2.4(a)(i) and Lender Expenses then due as specified in Section 2.4(d); and

(n)                completion of such matters and delivery of such documents as Agent may reasonably require and request in writing prior to the Closing Date.

3.2          Conditions Precedent to all Loans. Each Lender’s obligation to make each Loan is subject to the following conditions precedent:

(a)                 except for any Loans funded on the Closing Date, timely receipt of an executed Loan Request by Agent (whereupon Agent shall promptly notify all applicable Lenders);

(b)                the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)                 no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d)                there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

3.3          Covenant to Deliver.

(a)                 Borrowers agree to deliver to Agent each item required to be delivered to Agent under this Agreement as a condition precedent to any Loan. Borrowers expressly agree that a Loan made prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Agent’s sole discretion.

(b)                Borrower agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Agent may approve in writing), in each case, in form and substance reasonably acceptable to Agent.

3.4          Procedures for Borrowing. To obtain a Loan (other than any Loan made on the Closing Date), Borrower Representative shall deliver a completed Loan Request to Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made (whereupon Agent shall promptly notify all affected Lenders). On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4.            CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest. Each Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.

4.2          Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the property state and/or local authorizations and the taking of other appropriate perfection actions, shall at all times continue to be a first priority perfected security interest in the Collateral; provided that the Collateral may be subject to Permitted Liens). If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of Fifty Thousand Dollars ($50,000.00), Borrowers shall promptly notify Agent in writing and deliver such other information and documents as Agent may reasonably require to perfect Agent’s security interest in such commercial tort claim. If a Borrower shall acquire a certificate with respect to Shares or any instrument, such Borrower shall promptly notify Agent in writing and deliver the same together with a stock power or instrument of transfer and any necessary endorsement, all in form reasonably satisfactory to Agent.

4.3         Authorization to File Financing Statements. Each Borrower hereby authorizes Agent to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Borrower.

4.4          Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Agent a security interest in all the Equity Interests (other than Equity Interests that constitute Excluded Collateral) in which such Borrower has any interest, including the Shares (to the extent not constituting Excluded Collateral), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or as required pursuant to Section 6.11, the certificate or certificates for such Equity Interests, to the extent certificated, will be delivered to Agent, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuance of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Equity Interests. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, and provided further, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

5.            REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1          Due Organization, Authorization; Power and Authority.

(a)                 Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change to Agent in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b)                The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound, except as to clauses (iii) and (iv), where a conflict or breach could not reasonably be expected to have a Material Adverse Effect. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2          Collateral.

(a)                 Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b)                Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Agent a perfected security interest therein as required pursuant to the terms of Section 6.6(b).

(c)                 The Collateral (other than Collateral in transit or temporarily relocated for repair or maintenance, on consignment or in the possession of lessees in the Ordinary Course of Business) is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)                Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own and which is material to its business except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b) or otherwise in writing to Agent as contemplated under this Agreement, no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee or consultant has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3                Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Borrower has received any written notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4                Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors which, individually or in the aggregate for all related proceedings, could reasonably be expected to (i) result in liability or damages in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) in which any adverse decision has had or could reasonably be expected to have a Material Adverse Effect.

5.5                Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated financial condition of the Loan Parties and their respective Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Agent.

5.6                Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7                Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (i) filings necessary to maintain the perfection or priority of the Liens created by the Loan Documents and (ii) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8                Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9                Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00). As of the date hereof, no Borrower is aware of any claims or adjustments proposed for any prior tax years of any Borrower or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by a Borrower or any of its Subsidiaries.

5.10        Shares. Such Borrower has full power and authority to create a first lien on the Shares (other than Shares that constitute Excluded Collateral) and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares (other than Shares that constitute Excluded Collateral) pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or, to such Borrower’s knowledge, threatened in writing suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11        Compliance with Laws.

(a)                 No Loan Party or Subsidiary of Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b)                No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c)                 No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor, to Borrower’s knowledge, any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is, or will become, a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person.

(d)                Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)                 No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12        Products. A complete and accurate list of the Products material to Borrower’s business, is set forth on Schedule 5.12 hereto, as updated from time to time pursuant to the Compliance Certificate. The Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened in writing, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a)                 With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiary has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(b)                With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c)                 There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect, and

(d)                There have been no Product recalls or voluntary Product withdrawals from any market.

5.13        Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.             AFFIRMATIVE COVENANTS

So long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist)) remains unpaid, or any Lender has any obligation to make any Loan hereunder, each Borrower shall, and shall cause each Loan Party to, do all of the following:

6.1           Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business except where a failure to do so could not reasonably be expected to have a Material Adverse Effect and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2           Financial Statements, Reports, Certificates. Provide Agent with the following:

(a)                 Monthly Cash Flow Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated and consolidating statement of cash flows covering Borrower Representative and its Subsidiaries’ operations for such month, in form acceptable to Agent, certified by a Responsible Officer as accurately reflecting in all material respects the cash flow for Borrower Representative and its Subsidiaries’ for such period (it being acknowledged and agreed that such statement of cash flows may not be prepared in accordance with GAAP).

(b)                Quarterly Financial Statements. Within forty-five (45) days after the last day of each quarter, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering Borrower Representative and its Subsidiaries’ operations for such quarter, in form acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(c)                 Compliance Certificate. Together with the financial statements delivered in accordance with Sections 6.2(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer.

(d)                Annual Operating Budget and Financial Projections. (i) Within thirty (30) days after the end of each fiscal year of Borrower Representative (and promptly and within ten (10) Business Days of any material modification thereto), an operating budget, on a consolidated basis (including income statements, balance sheets and cash flow statements, by month) for the following 18-month period, together with any related business forecasts used in the preparation thereof, and (ii) if at any time reforecasting is required by Section 6.10(a), updated projections in accordance with Section 6.10(a), provided that, the foregoing projections described in clauses (i) and (ii) shall be in form reasonably satisfactory to Agent, and shall set forth, on a monthly basis, projected revenue, capital expenditures and projected cash flow, and shall be subject to Agent’s reasonably satisfactory review and approval, in Agent’s reasonable discretion.

(e)                 Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent, together with any management letter with respect thereto.

(f)                  Other Statements. Within ten (10) Business Days of delivery, copies of all material statements, reports and notices generally made available to all Borrower Representative’s Equity Interest holders or to all holders of Borrower Representative’s Preferred Stock or to any holders of Subordinated Debt.

(g)                SEC Filings. Within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission.

(h)                Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Five Hundred Thousand Dollars ($500,000.00) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action in writing against any third person with respect to a material claim that could result in damages or costs against such third party of Five Hundred Thousand Dollars ($500,000.00) or more, and with respect to any pending action or threatened in writing action, a prompt report of any material development with respect thereto.

(i)                  Equity Issuances. Together with the Compliance Certificate due after the closing of any equity raise, a summary of such equity raised, including gross and net amounts.

(j)                  Board Materials. Within five (5) Business Days after a meeting of the Board, copies of all materials that Borrower Representative provides to its Board members (or committee or subcommittee members) in connection with meetings of the Board or of any committee or subcommittee of the Board, including any reports with respect to Borrowers’ operations or performance, and within five (5) Business Days after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary (A) to preserve the confidentiality of highly sensitive proprietary information, (B) to prevent impairment of the attorney client privilege with respect to pending or threatened litigation and (C) because of a potential or actual conflict of interest involving the Agent or any Lender with respect to matters concerning this financing transaction.

(k)                Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ material Intellectual Property.

(l)                  Other Reports and Information. Together with the Compliance Certificate delivered at the end of each month, reports as to the following, in form reasonably acceptable to Agent: accounts receivable and accounts payable aging and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Agent.

(m)               Bank Account Statements. Together with the Compliance Certificate delivered at the end of each calendar month, to the extent not delivered to Agent directly by the depository institution or securities intermediary pursuant to the applicable Account Control Agreement, a copy of each account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within five (5) Business Days, upon Agent’s reasonable request, evidence satisfactory to Agent of the balance maintained in any such Deposit Account or Securities Account.

(n)                Annual Tax Return. Together with the next Compliance Certificate due after filing, a copy of Borrower Representative’s federal income tax return, and any amendment thereto.

(o)                Equity Financing Documents. Together with the next Compliance Certificate due after the closing of any preferred stock financing, a copy of the documents entered into in connection with such financing.

(p)                Evidence of Insurance Renewal. Annually, prior to the expiration of Borrowers’ then-current liability and casualty property insurance policies as required in accordance with Section 6.5, updated insurance certificates confirming required coverage and endorsements.

(q)                Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that would reasonably be expected to have a Material Adverse Effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect; provided that, a public filing related to such correspondence, reports documents or other filings with the SEC shall constitute delivery under this Section 6.2(p).

Agent may require Borrowers to provide any required reports, notices and certificates through various electronic means, including Agent’s portfolio monitoring online portal.

6.3          Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00).

6.4          Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (i) taxes that do not exceed Fifty Thousand Dollars ($50,000.00) and (ii) deferred payment of any taxes contested pursuant to the terms of Section 5.9 and shall deliver to Agent, on written demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5          Insurance.

(a)                 Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Agent.

(b)                Ensure that proceeds payable under any property policy with respect to Collateral are, at Agent’s option, payable to Agent on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payable, all liability policies shall show, or have endorsements showing, Agent as an additional insured, in form satisfactory to Agent and as set forth on Exhibit E.

(c)                 Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a first priority security interest and (b) after the occurrence and during the continuance of an Event of Default, all such proceeds shall, at the option of Agent, be payable to Agent on account of the Obligations.

(d)                At Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(e)                 If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems reasonably prudent.

6.6          Deposit and Securities Accounts.

(a)                 Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Agent, reasonably satisfactory to Agent.

(b)                Provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. For each Collateral Account (other than an Excluded Account) that any Loan Party at any time maintains, Borrowers shall cause the applicable bank, broker or financial institution at or with which such Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Account Control Agreement may not be terminated without the prior written consent of Agent.

6.7          Intellectual Property.

(a)                 Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrowers have demonstrated to Agent’s reasonable satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)                Provide written notice to Agent within ten (10) Business Days of any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public). Each Borrower shall, and shall cause each Loan Party to, take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.8          Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Agent and Lenders, without expense to Agent or Lenders, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to such Loan Party.

6.9          Access to Collateral; Books and Records. Allow Agent, or its agents, at reasonable times during normal business hours and upon three (3) Business Days’ prior written notice (unless an Event of Default has occurred and is continuing), subject to the Borrowers’ safety and security policies and procedures, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense

6.10        Financial Covenant.

(a)                 Liquidity. At all times, Borrower must maintain minimum unrestricted cash balance equal or greater than trailing five (5) months of Cash Burn. Upon Borrower receiving IND clearance from the FDA to initiate a clinical trial for MB-207, this requirement will decrease to a minimum unrestricted cash balance equal or greater than trailing three (3) months of Cash Burn.

6.11        Joinder of Subsidiaries.

(a)                 No later than fifteen (15) days (or such later time as agreed to by the Agent in writing) after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date: (a) provide written notice to Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) (i) take all such action as may be reasonably required by Agent to cause the applicable Subsidiary to either: (A) provide to Agent a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Agent, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens) in and to the assets of such Subsidiary and to pledge all of the direct or beneficial Equity Interests in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

(b)                Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to (i) maintain cash and other assets with an aggregate value for all such Subsidiaries in excess of 10% of consolidated assets of Borrower Representative and its Subsidiaries, tested on the last day of each fiscal quarter, (ii) achieve revenue in excess of 10% of consolidated revenue of Borrower Representative and its Subsidiaries, tested quarterly, for the twelve month period then ended, (iii) own any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) be a party to any contracts which, if terminated, would result in a Material Adverse Effect, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Agent with respect to the Obligations as Agent may request within fifteen (15) days (or such other period as Agent may agree in writing).

6.12        Property Locations.

(a)                 Provide to Agent at least five (5) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b)                With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Borrowers shall cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Agent’s benefit. Borrowers shall deliver to Agent each warehouse receipt, where negotiable, covering any such property.

(c)                 With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Borrowers shall cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.13        Management Rights. Any representative of Lenders shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.14        Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

7.                   NEGATIVE COVENANTS

So long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist)) remains unpaid, or any Lender has any obligation to make any Loan hereunder, each Borrower shall , no Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1                Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2                Changes in Business, Management, or Ownership. (a) Engage in any material line of business other than the businesses currently engaged in by such Person, as applicable, or any line of business reasonably complimentary, ancillary or otherwise related thereto; (b) cease doing business, or liquidate or dissolve; or (c) fail to provide notice to Agent of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after departure from Borrower Representative; (d) permit or suffer a Change in Control, or (e) without at least five (5) days prior written notice to Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3                Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, provided that (i) a Subsidiary may merge or consolidate into another Subsidiary or into a Borrower so long as in any merger or consolidation involving a Borrower, Borrower shall always be the surviving entity, and in any transaction involving Borrower Representative, Borrower Representative shall be the surviving entity and (c) any Permitted Acquisition and/or Permitted Investment shall be permitted. For the avoidance of doubt, a Borrower may create a Subsidiary as provided in the definition of Permitted Investment.

7.4                Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5                Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein (provided that the Collateral may be subject to Permitted Liens).

7.6                Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7                Distributions; Investments. (a) Pay any dividends or make any distribution or payment in respect of its Equity Interests or redeem, retire or purchase any of its Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement with Agent; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary, and any Subsidiary may pay cash distributions to a Loan Party; (iv) Borrower Representative may make cash payments in lieu of fractional shares; and (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by the Board, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases pursuant to clause (iv) above expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

7.8                Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions on fair and reasonable terms (taken as a whole) that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors for capital raising purposes; (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the Board; (d) transactions between or among Borrowers (or any entity that becomes a Borrower as a result of such transaction) not involving any other Affiliate; (e) loans or advances to employees, officers and directors otherwise constituting a Permitted Investment; (f) the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of a Borrower or a Subsidiary; (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans; (h) any payment or distribution permitted by Section 7.7(a); (i) the reimbursement of costs and expenses incurred by Fortress on behalf of the Borrowers in connection with any arrangements or agreements related to the administration of the 401(k) plans and medical and other insurance programs; and (j) transactions disclosed on Schedule 7.8 hereto.

7.9                Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt; or (b) amend any provision in any document relating to the Subordinated Debt, in each case, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

7.10             Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.                   EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                Payment Default. Any Borrower fails to (a) make any payment of principal or interest on any Loan when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Loans shall be made during such cure period).

8.2                Covenant Default.

     (a)                 A Borrower fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11 or violates any covenant in Section 7; or

     (b)                A Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in clause (a) above) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after Borrower has notice or knowledge of the occurrence thereof, provided that, if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by a Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default, and provided further, however, that no Loans shall be made during such cure period.

8.3                Material Adverse Effect. An event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect.

8.4                Attachment; Levy; Restraint on Business.

     (a)                 (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries (other than funds held in an Excluded Account), or (ii) a notice of Lien or levy is filed against the material portion of the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any thirty (30) day cure period; or

     (b)                (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver and such attachment, seizure or levy has not been removed, discharged or rescinded within thirty (30) days, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5                Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities; (c) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6                Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Agent); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could have a Material Adverse Effect; provided, however, that an Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to Borrower.

8.7                Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (to the extent not covered by independent third-party insurance as to which the insurer has been notified and has accepted coverage) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8                Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

8.9                Subordinated Debt. Any material provision of a Subordination Agreement governing any Subordinated Debt shall for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in writing the validity or enforceability thereof or deny in writing that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10             Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could have, a Material Adverse Effect.

8.11       Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist).

9.            AGENT’S RIGHTS AND REMEDIES

9.1          Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, at its option, or upon election by Lenders, shall, without notice or demand, do any or all of the following:

(a)                 declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);

(b)                stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing);

(c)                 verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Borrower money of Agent’s security interest in such funds;

(d)                make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(e)                 ratably apply to the Obligations any amount held by Agent or any Lender owing to or for the credit or the account of a Borrower;

(f)                  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g)                deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(h)                demand and receive possession of any Borrower’s Books; and

(i)                  exercise all rights and remedies available to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Borrowers shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit.

9.2          Power of Attorney. Each Borrower hereby irrevocably appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Agent’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Agent or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Agent (and any of Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Agent’s security interest in the Collateral, (ii) take all such actions which such Borrower is required, but fails to do under the covenants and provisions of the Loan Documents; (iii) take any and all such actions as Agent may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Agent under this Agreement or the other Loan Documents. Agent’s foregoing appointment as each Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.3                Protective Payments. If a Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower Representative with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

9.4                Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Agent shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of Lenders. Agent shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or to such other Persons legally entitled thereto. Borrowers shall remain liable to Agent and Lenders for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash or immediately available funds therefor.

9.5                Agent’s Liability for Collateral. So long as Agent complies with reasonable secured lender practices regarding the safekeeping of the Collateral in the possession or under the control of Agent, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6                No Waiver; Remedies Cumulative. Any failure by Agent or any Lender, at any time or times, to require strict performance by each Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent has all rights and remedies provided under the Code, by law, or in equity. Agent or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                Demand Waiver. Each Borrower waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.8                Shares. Each Borrower recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10.           NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document shall be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent and Borrowers may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:	MUSTANG BIO, INC.
377 Plantation Street
Worcester, MA 01605
Attention: Brian Achenbach
Email: BAchenbach@mustangbio.com

With a copy,	Alston & Bird LLP
not constituting notice, to:	90 Park Avenue, 15th Floor
New York, NY 10016-1387
Attention: Paul Hespel
Email: Paul.hespel@alston.com

If to Agent:	RUNWAY GROWTH FINANCE CORP.
205 N Michigan Ave., Suite 4200
Chicago, IL 60601
Attention: Legal Reporting
Email:
legalreporting@runwaygrowth.com
runwayagency@alterdomus.com

With a copy,	Barnes & Thornburg LLP
not constituting notice, to:	655 W. Broadway, Suite 1300
San Diego, CA 92101
Attn: Troy Zander
Email: troy.zander@btlaw.com

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Borrower hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. Each party hereto hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.          GENERAL PROVISIONS

12.1        Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Agent (whereupon Agent shall promptly provide a copy of such notice to Lenders). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2        Successors and Assigns.

(a)                 Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).

(b)                Assignments by Lenders. Each Lender has the right, without the consent of or notice to Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than any Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Lender shall not assign its interest in the Loans and Loan Documents to any Disqualified Lender.

(c)                 Minimum Amounts.

(i)                  In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.2(c)(ii) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)                In any case not described in Section 12.2(c)(i) the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent) shall not be less than $1,000,000.

(d)                Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(e)                 Required Consents. No consent shall be required for any assignment except the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(f)                  Assignment Agreement. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire, all required tax forms and any and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable anti-money-laundering laws.

(g)                No Assignment to Certain Persons. Without Agent’s consent, no such assignment shall be made to (A) Borrowers or any of Borrowers’ Affiliates or Subsidiaries or (B) to any defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(h)                No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(i)                  Certain Additional Payments. In connection with any assignment of rights and obligations of any defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Borrowers and Agent, the applicable pro rata share of Loans previously requested but not funded by the defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such defaulting Lender to Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j)                  Register. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

12.3        Indemnification. Each Borrower agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses (other than lost profit) or related reasonable and documented out-of-pocket expenses (including any Lender Expenses but in any case limited to the reasonable fees, charges and disbursements of one primary counsel for the Agent and Lenders and their respective Affiliates, and, if necessary, one local counsel in each relevant jurisdiction for the Agent and Lenders and their respective Affiliates and, if necessary, one “specialist” counsel for the Agent and Lenders (in each case, to the extent applicable as reasonably determined by the Agent and Lenders)) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Agent, Lenders and Borrowers pursuant to the Loan Documents, except for (a) Claims and/or losses to the extent directly caused by, or resulting from, (x) such Indemnified Person’s gross negligence, bad faith or willful misconduct, as finally determined by a court of competent jurisdiction and (y) any dispute solely among Indemnified Persons. Each Borrower agrees to pay, and to save Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4             Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5             Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6             Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7             Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.8             Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought (with copies to Agent) provided that an amendment implementing a Replacement Reference Rate proposed by Agent (subject to the consultation with Borrower Representative) shall become effective without any further action or consent of any other party to this Agreement on the tenth (10th) Business Day after the draft amendment is provided by Agent to all other parties to this Agreement unless Agent has received written notice from Lenders representing a majority of the aggregate Commitments objecting to such amendment prior to such date. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. Any waiver or amendment may be subject to administrative fees and charges reasonably determined by the Agent and Lenders and shall be subject to payment of Lender Expenses incurred in connection therewith. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9             Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10         Confidentiality. In handling any confidential information, Agent and Lender agree to exercise the same degree of care that it exercises for its own proprietary information and shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower Representative, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates so long that such recipient of such information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality terms not more permissive than the terms hereof.; (b) to prospective transferees or purchasers of any interest in the Loans (other than any Disqualified Lender, unless an Event of Default has occurred and is continuing) provided, that such prospective transferee or purchaser or assignee agrees in writing to be bound by this Section prior to disclosure; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Agent or Lender, including pursuant to the Securities Exchange Act of 1934, as amended (in which case such Person agrees, to the extent permitted by applicable law or such compulsory legal process, to use commercially reasonable efforts to inform Borrower Representative thereof prior to such disclosure); (d) to Agent or Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Agent or Lender considers necessary in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Agent or Lenders so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Agent or any Lender’s possession when disclosed to Agent or Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Agent or Lender in violation of this Agreement) after disclosure to Agent or Lender, as applicable; or (ii) disclosed to Agent or Lender by a third party, if Agent or Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

12.11         Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower shall act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.12         Tax Treatment. Each party hereto hereby acknowledges and agrees that the Loans made on the Closing Date are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which includes the Warrant. Each party hereto agrees to use the foregoing issue price and purchase price, as applicable, for all income financial accounting and regulatory purposes with respect to this transaction. Notwithstanding anything to the contrary contained herein, each party hereto hereby further acknowledges and agrees that for United States federal, state and local income tax purposes the amount of the “issue price” of such investment unit allocated to the Loans made on the Closing Date under Section 1273(b) of the Internal Revenue Code, and the aggregate fair market value of the Warrant on the Closing Date, each, shall equal an amount to be determined by Agent in consultation with Borrower Representative after the Closing Date, based on a valuation performed by Lenders’ tax advisors. Upon notification of such valuation by Agent to Borrower Representative, each party hereto agrees to use the issue price and fair market value, as applicable, as determined in accordance with the foregoing, for all income financial accounting and regulatory purposes with respect to this transaction.

12.13         Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14         Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15         Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16         Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17         Appointment of Agent.

   (a)                 Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent and collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. The provisions of this Section 12.17 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

   (b)                If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

   (c)                 Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective related parties. The exculpatory provisions of this Section 12 shall apply to any such sub agent and to the related parties of such Agent and any such sub agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

(d)                Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e)                 With respect to its Commitments and Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders. Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f)                  Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)                Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.

(h)                Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

(i)                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j)                  Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k)                If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received thereby, then Agent will be entitled to recover such amount from such Lender on demand without set off, counterclaim or deduction of any kind.

(l)                  If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set off, counterclaim or deduction of any kind.

(m)               Agent shall be deemed to have no knowledge of any Event of Default unless such Agent shall have received written notice thereof from a Lender or a Loan Party stating that it is a “notice of Default” and an Event of Default has occurred. Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n)                Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Lenders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS

MUSTANG BIO, INC., a Delaware corporation

By	/s/ Brian Achenbach
Name:	Brian Achenbach
Title:	SVP, Finance

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

AGENT:

RUNWAY GROWTH FINANCE CORP.

By	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Chief Financial Officer

LENDER:

RUNWAY GROWTH FINANCE CORP.

By	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Chief Financial Officer

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Agent pursuant to which Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account, in each case in form and substance reasonably satisfactory to Agent.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person or (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower.

“Affiliate” means, with respect to any Person, (a) any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question or (b) any other Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such Person. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Amortization Date” means April 1, 2024; provided that, subject to Borrower Representative achieving the Equity Event prior to April 1, 2024, the Amortization Date shall be extended to April 1, 2025.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Margin” means eight and three-quarters percent (8.75%).

“Applicable Rate” means a variable annual rate equal to (i) the Reference Rate, plus (ii) the Applicable Margin; provided that the Applicable Rate shall not be less than nine and one-quarter percent (9.25%).

“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G, with such amendments or modifications as may be approved by Agent.

1

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Borrower” and “Borrowers” has the meaning set forth in the preamble hereof.

“Borrower Representative” has the meaning set forth in the preamble hereof.

“Borrowers’ Books” means all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed; provided that when used in connection with the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“CF Agreement” means that certain letter agreement, dated as of November 4, 2021, between Borrower Representative Cantor Fitzgerald & Co.

“Cash Burn” means, for any period of determination, Borrower’s operating cash flow determined in accordance with GAAP, calculated on a trailing three (3) month basis, divided by three (3).

“Cash Equivalents” means (a) Dollars, Sterling, or Euros, (b) marketable direct obligations issued or unconditionally guaranteed by the United States, a member state of the European Union or the United Kingdom or, in each case or any agency or instrumentality, thereof having maturities of not more than one (1) year from the date of acquisition; (c) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (d) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (e) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction, event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower Representative’s Equity Interests who were holders of Equity Interests as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Borrower Representative; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board, who did not have such power before such transaction; (c) the Transfer of all or substantially all assets of Borrowers; or (d) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Claims” has the meaning set forth in Section 12.3.

“Clinical Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has either (i) received positive final data readout for MB-107 sufficient for a Biologics License Application submission or (ii) dosed its first patient for a pivotal clinical trial for MB-106; provided that, Agent may, in its reasonable discretion, determine that another clinical milestone may be achieved to satisfy the “Clinical Milestone.”

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“Closing Date” has the meaning set forth in the preamble hereof.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any guaranty or pursuant to any other Loan Document, in each case, other than Excluded Property.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than endorsements of instruments for deposit or collection in the Ordinary Course of Business); (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not determinable, the maximum reasonably anticipated liability for it (assuming such Person is required to perform thereunder) determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

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“Disqualified Lender” means any financial institutions, investors or competitors (and any Affiliates thereof clearly identifiable as such solely on the basis of the name thereof) designated in writing by Borrower Representative to Agent on or prior to the date of this Agreement or as designated in writing from time to time after the date of this Agreement (the “DQ List”); provided, that (i) any subsequent designation of a competitor as a “Disqualified Lender” hereunder shall not retroactively apply to disqualify any Persons that have acquired an interest in the Loans prior to the date of such designation; (ii) Disqualified Lenders shall exclude any Person that Borrower Representative has designated as no longer being a Disqualified Lender by written notice delivered to Lender from time to time; and (iii) such DQ List is reviewed and approved by Agent in its reasonable discretion.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Event” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has received net cash proceeds of at least One Hundred Ten Million Dollars ($110,000,000.00) (excluding proceeds from conversion or cancellation of outstanding Indebtedness, but including proceeds of the Term B Equity Milestone, the Term C Equity Milestone and the Term D Equity Milestone) from the sale and issuance of common stock by Borrower Representative to investors on terms reasonably acceptable to Agent, in a transaction or series of transactions consummated after the Closing Date, but no later than March 1, 2024.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to the Agent by Borrower as such in the Perfection Certificate provided to Agent as of the Closing Date; provided that the amounts of deposit therein do not exceed in the aggregate the amount necessary to satisfy the next succeeding payroll; and (ii) cash collateral accounts with respect to Indebtedness permitted pursuant to clauses (i) and (l) of the definition of Permitted Indebtedness.

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“Excluded Collateral” means (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property; provided further that, if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; (ii) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Agent’s reasonable satisfaction that a pledge of more than sixty-five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; (iii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral;” (iv) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (v) motor vehicles, airplanes and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by the filing of UCC financing statements), (vi) equipment or other assets otherwise constituting Collateral owned by any Loan Party on the date hereof or hereafter acquired that is subject to a Permitted Lien securing purchase money Indebtedness or capital lease obligations constituting Permitted Indebtedness if the contract or other agreement related thereto validly prohibits the creation of any other Lien on such equipment or such other asset, but only for so long as such prohibition remains valid or otherwise in effect; and (vii) the Excluded Accounts.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Two Hundred Fifty Thousand Dollars ($250,000.00) of Collateral is located.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fifth Draw Period” is the period commencing on the date Borrower Representative has achieved the Fifth Draw Milestones and ending on April 31, 2024; provided, however, that the Fifth Draw Period shall not commence if on the date Borrower Representative has achieved the Fifth Draw Milestones an Event of Default has occurred and is continuing.

“Fifth Draw Milestones” means (i) Borrowers have received the Term B Loan, the Term C Loan and the Term D Loan, (ii) the achievement of a Clinical Milestone and (ii) the achievement of a Financial Milestone.

“Financial Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has either (i) minimum unrestricted cash in accounts subject to control agreements in favor of Agent of not less than one hundred seventy-five percent (175.00%) of the total Indebtedness outstanding under this Agreement (including the Term E Loan) or (ii) a market capitalization of at least Three Hundred Fifty Million Dollars ($350,000,000.00) for at least the ten (10) consecutive trading days ending on the last trading day immediately preceding the Funding Date of the Term E Loan.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage.

“Final Payment Percentage” means three and one-half percent (3.50%).

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“Fortress” means Fortress Biotech, Inc.

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“Fourth Draw Period” is the period commencing on the date Borrower Representative has achieved the Fourth Draw Milestones and ending on April 31, 2023; provided, however, that the Fourth Draw Period shall not commence if on the date Borrower Representative has achieved the Fourth Draw Milestones an Event of Default has occurred and is continuing.

“Fourth Draw Milestones” means (i) Borrowers have received the Term B Loan and the Term C Loan, (ii) the occurrence of the Term D Equity Milestone and (iii) the initiation (i.e., first patient dosed) by Borrower Representative (at Borrowers’ sole cost and expense) of one of the following clinical trials which was not initiated as part of the Second Draw Milestone or the Third Draw Milestone: (x) pivotal MB-107; (y) pivotal MB-207; or (z) Ph1/2 MB-106.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. § 312 (or its successor regulation) requesting authorization to initiate clinical trials in human subjects.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (excluding trade payables aged less than sixty (60) days from invoice date), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

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“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)                 its Copyrights, Trademarks and Patents;

(b)                any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                 any and all source code;

(d)                any and all design rights which may be available to such Person;

(e)                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                  all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Key Person” means the Chief Executive Officer, President and Chief Financial Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble hereof.

“Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“LIBO Rate” means the greater of (i) one-half of one percent (0.50%) and (ii) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate, as published by Bloomberg (or another commercially available source providing quotations of LIBOR as reasonably determined by Agent from time to time) for U.S. dollar deposits (for delivery on the fifteenth (15th) day of the applicable month) with a term of three (3) months or the rate otherwise reasonably determined by Agent to be the rate at which U.S. dollar deposits with a term of three (3) months would be offered by banks in London, England to major banks in the London or other offshore interbank market, in each case at approximately 11:45 a.m. (City of London time) on the fifteenth (15th) day of each month.

“LIBO Rate Replacement Trigger” means (i) Agent determines (which determination shall be final and conclusive absent manifest error) that (A) Agent is unable to determine or ascertain LIBOR, or (B) a rate other than LIBOR has become widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, (ii) a public statement or publication of information by or on behalf of the administrator of the interbank Eurodollar market announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR, (iii) a public statement or publication of information by the regulatory supervisor for the administrator of interbank Eurodollar market, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for interbank Eurodollar market, a resolution authority with jurisdiction over the administrator for interbank Eurodollar market or a court or an entity with similar insolvency or resolution authority over the administrator for interbank Eurodollar market, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR, or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of interbank Eurodollar market announcing that LIBOR is no longer representative.

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“LIBO Rate Termination Date” means the date that (i) the LIBO Rate cannot be determined, (ii) the LIBO Rate is no longer widely recognized, or (iii) the date identified by the applicable Governmental Authority as the date that the LIBO Rate should no longer be used, in each case, in accordance with the circumstances identified in the defined term “LIBO Rate Replacement Trigger”.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Guaranty, any Subordination Agreement, the Account Control Agreements, the Collateral Access Agreements, any note, or notes, the Automatic Payment Authorization, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan Request” means a written request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, each loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Management Services Agreement” means that certain Management Services Agreement, dated as of March 13, 2015, by and among Borrower Representative and Fortress, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; in the form delivered to Agent as of the Effective Date.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of all or a material portion of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition of the Loan Parties taken as a whole; (ii) the prospect of repayment of all or any material portion of the Obligations; or (iii) the ability of Agent to enforce any of its rights or remedies with respect to any Obligations.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal interest, fees, Lender Expenses, the Prepayment Fee, the Final Payment, each closing fee and any other amounts due to be paid by a Borrower or Loan Party, and each Borrower’s and Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Borrower or Loan Party owes to Agent or any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Borrower or Loan Party assigned to Agent or any Lender.

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“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person substantially in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the fifteenth (15th) calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Acquisition” means any Acquisition, in each case located entirely within the United States of America, which is conducted in accordance with the following requirements:

(a)       of a business or Person or product engaged in a line of business related to that of the Borrower or its Subsidiaries;

(b)       if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and the Borrower shall comply, or cause such Subsidiary to comply, with Section 6.11 hereof or (ii) such Person shall be merged with and into Borrower (with the Borrower being the surviving entity);

(c)       if such Acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower, and shall be free and clear of Liens other than Permitted Liens;

(d)       the Borrower Representative shall have delivered to the Lenders not less than fifteen (15) nor more than forty-five (45) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business that have been made available to the Borrower Representative, in each case in form and substance reasonably satisfactory to the Agent and demonstrating compliance with the covenants set forth in Section 6.10 hereof on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;

(e)        both immediately before and after such Acquisition no Default or Event of Default shall have occurred and be continuing; and

(f)        the sum of the purchase price of such proposed new Acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than One Million Dollars ($1,000,000.00) in the aggregate for any fiscal year.

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“Permitted Indebtedness” means:

(a)                 each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b)                Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)                 Subordinated Debt;

(d)                unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business, including Indebtedness incurred in the Ordinary Course of Business with corporate credit cards, not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate outstanding at any time;

(e)                 Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f)                  Indebtedness secured by Liens permitted under clauses (c) and (g) of the definition of “Permitted Liens” hereunder;

(g)                Indebtedness (i) among Loan Parties, (ii) of a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”, and (iii) of a Subsidiary that is not a Loan Party to a Loan Party, subject to the conditions set forth in clause (d) of the defined term “Permitted Investments”;

(h)                Indebtedness consisting of the financing of insurance premiums;

(i)                  reimbursement obligations in connection with letters of credit that are secured by cash or Cash Equivalents and issued on behalf of a Borrower or a Subsidiary thereof in an amount not to exceed $1,500,000 at any time outstanding;

(j)                  other Indebtedness in an amount not to exceed $250,000 at any time outstanding;

(k)                Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;

(l)                  Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including those incurred to secure health, safety and environmental obligations, in each case provided in the Ordinary Course of Business;

(m)               Indebtedness with respect to financial accommodations of the nature of or in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with Control Accounts, in each case, in the Ordinary Course of Business;

(n)                Indebtedness comprised of performance based milestones, earnouts or royalties in the Ordinary Course of Business or in connection with a Permitted Investment;

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(o)                to the extent constituting Indebtedness, guarantees in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees and licensees of the Borrowers and their Subsidiaries;

(p)                guarantees by any Loan Party or any Subsidiary of Indebtedness of any Loan Party, provided that the Indebtedness so guaranteed is otherwise permitted by this definition of Permitted Indebtedness;

(q)                Indebtedness that also constitutes a Permitted Investment;

(r)                  Indebtedness arising from agreements providing for indemnification, adjustment of purchase price adjustments (including earn-outs) or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets permitted under this Agreement; and

(s)                 extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness, provided that the principal amount thereof is not increased (except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such extension, refinancing or renewal (including any fees and original issue discount incurred in respect of such resulting Indebtedness)) or the terms thereof are not modified to impose more materially burdensome terms upon Borrowers or their Subsidiaries, taken as a whole.

“Permitted Investments” means:

(a)                 Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b)                (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent;

(c)                 Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(d)                Investments (i) among Loan Parties, (ii) in a Loan Party, provided that any Indebtedness of a Loan Party owing to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to Agent, and (iii) by a Loan Party in a Subsidiary which is not a Loan Party, provided that the aggregate amount of such Investments described in this clause (iii) shall not exceed Five Hundred Thousand Dollars ($500,000.00);

(e)                 Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by the Board;

(f)                  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(g)                Investments consisting of Deposit Accounts and Securities Accounts maintained in compliance with Section 6.6;

(h)                to the extent constituting Investments, any transactions permitted pursuant to Section 7.3 or Section 7.7;

(i)                  Investments in newly-formed Subsidiaries (other than Foreign Subsidiaries), provided that each such Subsidiary enters into a guaranty or becomes a Loan Party in accordance with Section 6.11;

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(j)                  joint ventures or strategic alliances in the ordinary course of any Borrower’s business consisting of the licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrowers do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year;

(k)                acquisitions of licenses or sublicenses and similar arrangements for the use of Intellectual Property in the Ordinary Course of Business;

(l)                  any Permitted Acquisition;

(m)               Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business;

(n)                additional Investments that do not exceed $250,000 in the aggregate;

(o)                Investments received upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment in each case originally entered into in the Ordinary Course of Business;

(p)                Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with any Borrower or any Subsidiary; provided that such Investment was not made in contemplation of such Person becoming a Subsidiary or such consolidation or merger;

(q)                Investments resulting from pledges or deposits described in clauses (h), (o) and (y) of the definition of the term “Permitted Liens” or otherwise resulting from Permitted Liens;

(r)                  any Investments as contemplated by clause (f) of the definition of Permitted Transfers

(s)                 Investments consisting of endorsements for collection or deposit in the Ordinary Course of Business;

(t)                  performance guarantees of any Borrower or any Subsidiary primarily guaranteeing performance of contractual obligations of any Borrower or any Subsidiary to a third party and not primarily for the purposes of guaranteeing payment of Indebtedness, entered into in the Ordinary Course of Business;

(u)                guarantees by any Borrower or any Subsidiary of leases (other than in relation to capital lease obligations), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(v)                Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise constituting a Permitted Investment;

(w)               Investments accepted in connection with Permitted Transfers; and

(x)                Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this clause (h) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses, sublicenses or other similar agreements for the use of the Intellectual Property of any Loan Party or any of its Subsidiaries entered into in the Ordinary Course of Business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of any Loan Party or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Agent and the Lenders and delivers to Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement; and (v) any sublicense, assignment or other arrangement regarding the XSCID License.

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“Permitted Liens” means:

(a)                 Liens arising under this Agreement and the other Loan Documents;

(b)                Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c)                 purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding;

(d)                Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(e)                 leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f)                  Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)                Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)                deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) at any time;

(i)                  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j)                  Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Agent has a perfected security interest in such Deposit Account (other than an Excluded Account), or the securities maintained therein and Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

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(k)                leasehold interests in leases or subleases;

(l)                  Liens in favor of customs and revenue authorities arising as a matter of law, in the Ordinary Course of Business, to secure payment of custom duties that are promptly paid on or before the date they become due;

(m)               Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(n)                easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business so long as they do not materially impair the value or marketability of the related property;

(o)                (1) Liens on cash or Cash Equivalents securing obligations permitted under clause (i) of the definition of Permitted Indebtedness and (2) security deposits in connection with real property leases, the combination of (1) and (2) in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) at any time;

(p)                customary rights of first refusal and tag, drag and similar rights in joint venture arrangements;

(q)                with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law applicable to such Foreign Subsidiary;

(r)                  any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that became or becomes a Subsidiary after the Closing Date prior to the time such Person became or becomes a Subsidiary; provided that (1) such Lien is not created in contemplation of such acquisition or such Person becoming a Subsidiary, as the case may be, (2) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (3) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(s)                 Liens (1) of a collecting bank arising in the Ordinary Course of Business under Section 4-208 (or Section 4-210, as applicable) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (2) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry (and provided Agent has a perfected Lien with respect thereto (other than with respect to Excluded Accounts));

(t)                  Liens representing (1) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (2) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (3) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement;

(u)                the filing of Uniform Commercial Code (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(v)                Liens not otherwise permitted by this definition of Permitted Liens to the extent that the aggregate outstanding amount (or in the case of Indebtedness, the original principal amount) of the obligations secured thereby at any time does not exceed, at any one time outstanding, Two Hundred Fifty Thousand Dollars ($250,000.00);

(w)               Liens granted by a Subsidiary that is not a Borrower in favor of any Borrower in respect of Indebtedness or other obligations owed by such Subsidiary to such Borrower;

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(x)                Liens (1) attaching solely to cash advances and cash earnest money deposits in connection with any Permitted Investments or (2) consisting of an agreement to dispose of any property in a Permitted Transfer permitted hereunder;

(y)                Liens of bailees in the Ordinary Course of Business, provided each such bailee has executed and delivered to agent a “bailee waiver” or similar, in form and substance reasonably acceptable to Agent (other than with respect to any Excluded Location);

(z)                 utility and similar deposits in the Ordinary Course of Business;

(aa)              Liens that are contractual rights of set-off (1) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Borrowers or the Subsidiaries or (2) relating to purchase orders and other agreements entered into by any Borrower or any Subsidiary in the Ordinary Course of Business;

(bb)             Liens consisting of Permitted Licenses; and

(cc)              Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) through (cc), but any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means

(a)                 sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)                dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business;

(c)                 any issuance or sale by any Borrower or any Subsidiary of its Equity Interests or other securities, in each case to the extent otherwise permitted pursuant to this Agreement;

(d)                Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(e)                 Transfer if the transferor of such property is a Borrower, then (i) the transferee thereof must be a Borrower or (ii)(a) to the extent constituting a disposition to a Subsidiary that is not a Borrower, such disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a Permitted Investment constituting Collateral or (b) to the extent constituting an Investment, such Investment must be a Permitted Investment;

(f)                  Transfers of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof, in each case in the Ordinary Course of Business;

(g)                leases or licenses or subleases or sublicenses entered into in the Ordinary Course of Business (other than in respect of Intellectual Property), to the extent that they do not materially interfere with the business of Borrowers and their Subsidiaries taken as a whole;

(h)                Transfers resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(i)                  the abandonment or lapse of Intellectual Property that is no longer material to the business of any Borrower or any Subsidiary, or otherwise no longer of material value, including, for the avoidance of doubt, the termination of license agreements and related agreements; in each case, as determined by the Board in its reasonable discretion;

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(j)                 Transfers of Equity Interests of any Subsidiary of a Borrower (other than a Borrower) in order to qualify members of the governing body of such Subsidiary if required by applicable law;

(k)                Transfers permitted by Section 7.3;

(l)                  samples provided to customers or prospective customers;

(m)               de minimis amounts of equipment provided to employees not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate;

(n)                any distributions, dividends, repurchases or redemptions permitted pursuant to Section 7.7;

(o)                the unwinding of any cash management arrangements pursuant to its terms;

(p)                Transfers of Investments in joint ventures or any Subsidiary that is not a wholly-owned Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding agreements;

(q)               (1) converting any Indebtedness to Equity Interests, (2) settling, discounting, writing off, forgiving or canceling any intercompany Indebtedness or other obligation owing by a Borrower, (3) settling, discounting, writing off, forgiving or cancelling any Indebtedness owing by any present or former consultants, directors, officers or employees of any Borrower or any Subsidiary or any of their successors or assigns, or (4) surrendering or waiving contractual rights and settling or waiving contractual or litigation claims;

(r)                  payments of fees and expenses owing pursuant to the Management Services Agreement;

(s)                 payments of fees and expenses owing pursuant to the CF Agreement;

(t)                  any reimbursement of costs and expenses permitted by Section 7.8(k);

(u)                any Permitted License;

(v)                Transfers of (1) services or immaterial assets in the Ordinary Course of Business, (2) Cash, Cash Equivalents and other investment securities in the Ordinary Course of Business, and (3) accounts in the Ordinary Course of Business for purposes of collection; and

(w)               other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” means, with respect to any prepayment of the Loans prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)                  for a prepayment made on or after the Funding Date of such Loan through and including the first anniversary of the Closing Date, three percent (3.00%) of the principal amount of such Loan prepaid;

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(ii)                for a prepayment made after the date which is after the first anniversary of the Closing Date, through and including the second anniversary of the Closing Date, two percent (2.00%) of the principal amount of the Loans prepaid; and

(iii)              for a prepayment made after the date which is after the second anniversary of the Closing Date, and prior to the Term Loan Maturity Date, one percent (1.00%) of the principal amount of the Loans prepaid.

“Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) three and one-half percent (3.50%). In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate specified by the three (3) largest U.S. money center commercial banks, as determined by Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Loan Party or any Subsidiary of any Loan Party or which any Loan Party or any Subsidiary of any Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by any Loan Party or any Subsidiary of any Loan Party since its incorporation.

“Projections” means projections with respect to the business of Borrowers and their Subsidiaries, on a quarterly basis, including projected revenue, capital expenditures and including projected statements of cash flow, in form and substance reasonably satisfactory to Agent, delivered in accordance with Section 6.2(c).

“Reference Rate” means the LIBO Rate, provided that, if a LIBO Rate Replacement Trigger occurs, then Agent may, in consultation with Borrower Representative, choose a Replacement Reference Rate and make adjustments to the Applicable Margin and related terms such that, to the extent practicable, the Applicable Rate based on the Replacement Reference Rate shall be substantially equivalent to the Applicable Rate in effect prior to its replacement, provided further, that until an amendment implementing the Replacement Reference Rate and related adjustments has become effective, the Reference Rate shall be the LIBO Rate until the LIBO Rate Termination Date, and on and after the LIBO Rate Termination Date the Reference Rate shall be the Prime Rate unless a Replacement Reference Rate is selected in accordance with the foregoing.

“Register” has the meaning set forth in Section 12.2(f).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Replacement Reference Rate” means an alternate benchmark rate that has been selected by Agent in consultation with Borrower Representative, giving due consideration to (i) then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated credit facilities, (ii) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by any applicable Governmental Authority, and (iii) any spread adjustment to account for the effects of the transition from the LIBO Rate to the replacement index and yield- or risk-based differences between the LIBO Rate and the alternate benchmark rate.

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“Requirement of Law” means as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President, Chief Financial Officer or Controller of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Agent’s right to sell any Collateral.

“Second Draw Period” is the period commencing on the date Borrower Representative has achieved the Second Draw Milestones and ending on December 31, 2022; provided, however, that the Second Draw Period shall not commence if on the date Borrower Representative has achieved the Second Draw Milestones an Event of Default has occurred and is continuing.

“Second Draw Milestones” means (i) the occurrence of the Term B Equity Milestone and (ii) the initiation (i.e., first patient dosed) by Borrower representative (at Borrowers’ sole cost and expense) of one of the following clinical trials: (x) pivotal MB-107; (y) pivotal MB-207; or (z) Ph1/2 MB-106.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance reasonably satisfactory to Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Borrower.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Equity Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has received net cash proceeds of at least Ten Million Dollars ($10,000,000.00) (excluding proceeds from conversion or cancellation of outstanding Indebtedness) from the sale and issuance of common stock by Borrower Representative to investors on terms reasonably acceptable to Agent, in a transaction or series of transactions consummated after the Closing Date, but no later than December 31, 2022.

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“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term C Equity Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has received net cash proceeds of at least Twenty Million Dollars ($20,000,000.00) (excluding proceeds from conversion or cancellation of outstanding Indebtedness, but inclusive of the proceeds of the Term B Equity Milestone) from the sale and issuance of common stock by Borrower Representative to investors on terms reasonably acceptable to Agent, in a transaction or series of transactions consummated after the Closing Date, but no later than December 31, 2022.

“Term D Loan” is defined in Section 2.2(a)(iv) hereof.

“Term D Equity Milestone” means that Borrower Representative shall have provided evidence reasonably satisfactory to Agent that Borrower Representative has received net cash proceeds of at least Thirty Million Dollars ($30,000,000.00) (excluding proceeds from conversion or cancellation of outstanding Indebtedness, but inclusive of the proceeds of the Term B Equity Milestone and the Term C Equity Milestone) from the sale and issuance of common stock by Borrower Representative to investors on terms reasonably acceptable to Agent, in a transaction or series of transactions consummated after the Closing Date, but no later than April 31, 2023.

“Term E Loan” is defined in Section 2.2(a)(v) hereof.

“Term Loan” is defined in Section 2.2(a)(v) hereof.

“Term Loan Commitment” means as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Maturity Date” means April 15, 2027.

“Third Draw Period” is the period commencing on the date Borrower Representative has achieved the Third Draw Milestones and ending on December 31, 2022; provided, however, that the Third Draw Period shall not commence if on the date Borrower Representative r has achieved the Third Draw Milestones an Event of Default has occurred and is continuing.

“Third Draw Milestones” means (i) Borrowers have received the Term B Loan, (ii) the occurrence of the Term C Equity Milestone and (iii) the initiation (i.e., first patient dosed) by Borrower Representative (at Borrowers’ sole cost and expense) of one of the following clinical trials which was not initiated as part of the Second Draw Milestone: (x) pivotal MB-107; (y) pivotal MB-207; or (z) Ph1/2 MB-106.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, each Warrant to Purchase Common Stock dated as of the Closing Date executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

“XSCID License” means that certain Exclusive License and Option Agreement, dated as of July 30, 2018, by and between Borrower Representative and St. Jude Children’s Research Hospital, Inc.

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EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any Intellectual Property or any Excluded Collateral; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Agent and the Lenders, each Borrower have agreed not to encumber any of its Intellectual Property.

1

EXHIBIT C

LOAN REQUEST

RUNWAY GROWTH FINANCE CORP.		Date:
Legal Reporting
205 N Michigan Ave, Suite 4200
Chicago, IL 60601
Email:	legalreporting@runwaygrowth.com;
runwayagency@alterdomus.com

Reference is made to that certain Loan and Security Agreement, dated March 4, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”), and each Person party thereto as a borrower from time to time, the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[   ] on [   ] (the “Funding Date”) pursuant to the Agreement, and authorizes Agent to:

(a) Wire Funds to:
Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b)       Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

Borrower Representative agrees to notify Agent promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Agent has received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO LOAN REQUEST]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE:

MUSTANG BIO, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	RUNWAY GROWTH FINANCE CORP.	Date:
FROM:	MUSTANG BIO, INC., a Delaware corporation

Reference is made to that certain Loan and Security Agreement, dated March 4, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Appendix 1 sets forth true and accurate calculations with respect to the financial covenants in Section 6.10 of the Agreement.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly cash flow statement and Compliance Certificate	Monthly, within 30 days	Yes No
Quarterly financial statements and Compliance Certificate	Quarterly, within 45 days	Yes No
Projections	Projections: Annually, within 30 days of fiscal year end	Yes No
Annual audited financial statements and any management letters	Annually, within 90 days of fiscal year end	Yes No
Material statements, reports and notices to stockholders	Within 10 Business Days of delivery	Yes No
SEC filings	Within 5 Business Days after filing with SEC	Yes No
Legal action notices and updates	Promptly	Yes No
Board materials	Within 5 Business Days after a meeting of the Board	Yes No
Board minutes	Within 5 Business Days after Board meetings	Yes No
IP report	At the end of each fiscal quarter	Yes No
Federal tax return	together with Compliance Certificate due after filing	Yes No
Bank account statements (with transaction detail)	Together with the Compliance Certificate at the end of each month, or within 5 Business Days of Agent’s request	Yes No
Product related material correspondence, reports, documents and other filings	Within 5 Business Days	Yes No
Summary of equity issuances; including month-by-month and cumulative amount(s) raised [including gross and net raise amounts]	together with Compliance Certificate due after closing of such financing	Yes No

1

Financial Covenants	Required		Complies
Minimum Liquidity	See Schedule 1 hereto		Yes No
Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $500,000 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $250,000 per fiscal year	$	Yes No
Investments in Subsidiaries that are not Loan Parties	Not to exceed $500,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $250,000 per fiscal year	$	Yes No

Other Matters

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:

_______________________________________________________________________

	Yes	No

Has there been any change of chief executive officer? If so, please describe appointment of any interim replacement (required within 30 days) or full-time replacement by a candidate with equivalent qualifications:

_______________________________________________________________________

	Yes	No
Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No
Legal Name of Subsidiary Jurisdiction of Organization Holder of Subsidiary Equity Interests Equity Interests Certificated? (Y/N) Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

2

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

[Is there any new Product not previously disclosed on Schedule 5.12 to the Agreement or any prior Compliance Certificate? If yes, please complete details below:

_______________________________________________________________________

	Yes	No]
[Has any Loan Party entered into a Restricted License? If yes, please describe below: _______________________________________________________________________	Yes	No]

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

BORROWER REPRESENTATIVE:

MUSTANG BIO, INC., a Delaware corporation

By:
Name:
Title:

3

APPENDIX 1

FINANCIAL COVENANT CALCULATIONS

Financial Covenant: Maintain at all times minimum unrestricted cash balance equal or greater than trailing five (5) months of Cash Burn. (“Cash Burn” means, for any period of determination, Borrower’s operating cash flow determined in accordance with GAAP, calculated on a trailing five (5) month basis, divided by five (5).) Upon Borrower receiving IND clearance from the FDA to initiate a clinical trial for MB-207, this requirement will decrease to a minimum unrestricted cash balance equal or greater than trailing three (3) months of cash burn.

	5 months ago	4 months ago	3 months ago:	2 months ago:	Last month:	Total:
A. Operating Cash Flow			$__________	$__________	$_________	$
B. Cash Burn (A (Total))						$
C. Trailing 5-month Cash Burn (B÷5)						$
D. Unrestricted cash and Cash Equivalents subject to control agreements						$

Is D equal to or greater than C? Yes / No (Circle one)

If Yes, than in Compliance; if No, then not in Compliance.

4

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

RUNWAY GROWTH FINANCE CORP., as

collateral agent, and its successors and assigns

205 N. Michigan Ave., Suite 4200

Chicago, IL 60601

Attn: Legal Reporting

Document Requirements:

Document	Requirement
1. Certificate of Liability Insurance (ACORD FORM 25)

•         RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be designated as “Additional Insured”.

•         RUNWAY GROWTH FINANCE CORP. name and address to be listed as Certificate Holder.

2. General Liability Endorsement (Additional Insured Endorsement)	• RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be named in additional insured endorsement.
3. Evidence of Commercial Property Insurance (ACORD FORM 28)

•         All-risk commercial property insurance incurring all of each Borrower’s property

•         RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•         RUNWAY GROWTH FINANCE CORP., as collateral agent, to be designated in Name and Address of Additional Interest.

•         Insured locations to include all locations of Borrowers listed in the Perfection Certificate

4. Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•         RUNWAY GROWTH FINANCE CORP., as collateral agent, and its successors and assigns to be scheduled and designated as “Lender Loss Payable” by endorsement

•         Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of 10 days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

1

EXHIBIT F

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of March __, 2022, MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”) hereby authorizes RUNWAY GROWTH FINANCE CORP., as administrative agent for Lenders (in such capacity, “Agent”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of Agent to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated March 4, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and Agent, as administrative agent and collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

MUSTANG BIO, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT G

FORM OF

SECURED PROMISSORY NOTE

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, MUSTANG BIO, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of March 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, the other lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. To the extent permitted by applicable law, each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Agent, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of Section 11 are incorporated herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

BORROWERS

MUSTANG BIO, INC., a Delaware corporation

By
Name:
Title:

2

EXHIBIT H

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each][1] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each][2] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees][3] hereunder are several and not joint.][4] Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration set forth below as the “Purchase Price”, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and[the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty (express or implied) by [the][any] Assignor.

1.	Assignor[s]: ____________
2.	Assignee[s]: ____________ [for each Assignee identify Lender]
3.	Borrower(s): MUSTANG BIO, INC., a Delaware corporation
4.	Agent: RUNWAY GROWTH FINANCE CORP., as the “Agent” under the Loan Agreement.
5.	Loan Agreement: Loan and Security Agreement, dated as of March 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower and any other borrowers from time to time party thereto, the Assignee, (together with any other lenders from time to time party thereto, collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders.
6.	Loan Assigned Interest:

[1] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is from a single Assignee, choose the first bracketed language. If the assignment is from multiple Assignees, choose the second bracketed language.

[3] Select as appropriate.

[4] Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Loan for all Lenders	Amount of Loan Assigned	Percentage Assigned of Loan[7]
		$	$	%
		$	$	%
		$	$	%

7.	Purchase Price: $

Effective Date: ________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[5] List each Assignor as appropriate

[6] List each Assignee, as appropriate.

[7] Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.

2

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
RUNWAY GROWTH FINANCE CORP., as Agent

By:
Name:
Title:

3

SCHEDULE 1
COMMITMENTS

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$30,000,000.00	100.00%
TOTAL	$30,000,000.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$10,000,000.00	100.00%
TOTAL	$10,000,000.00	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$10,000,000.00	100.00%
TOTAL	$10,000,000.00	100.00%

Term D Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$10,000,000.00	100.00%
TOTAL	$10,000,000.00	100.00%

Term E Loans

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$15,000,000.00	100.00%
TOTAL	$15,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
RUNWAY GROWTH FINANCE CORP.	$75,000,000.00	100.00%
TOTAL	$75,000,000.00	100.00%

4

SCHEDULE 2

POST-CLOSING DELIVERIES

[none]

5

DISBURSEMENT LETTER

March __, 2022

RUNWAY GROWTH FINANCE CORP.

205 N. Michigan Ave., Suite 4200

Chicago, IL 60601

Attention: Legal Reporting

Ladies and Gentlemen:

Reference is hereby made to the certain Loan and Security Agreement dated as of March 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time the “Loan Agreement”) among MUSTANG BIO, INC., a Delaware corporation, and each borrower from time to time party thereto as (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., as administrative agent and collateral agent for Lenders. Capitalized terms used herein but not defined shall have the meanings set forth in the Loan Agreement.

The undersigned, on behalf of Borrower Representative, hereby requests and directs the proceeds of the Loan to be disbursed as set forth on Schedule I (the “Funds Flow Memorandum”).

This letter constitutes a Loan Document. Accordingly, it is subject to the provisions of Section 11 of the Loan Agreement, which are hereby incorporated herein by reference, mutatis mutandis. This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. The words “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page to this letter by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of this letter.

[Remainder of Page Left Intentionally Blank]

1

[SIGNATURE PAGE TO DISBURSEMENT LETTER]

Very truly yours,

MUSTANG BIO, INC., a Delaware corporation
By:
Name:
Title:

2

SCHEDULE I

Funds Flow Memorandum

officer’s certificate

Reference is made to that certain Loan and Security Agreement, dated March 4, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among MUSTANG BIO, INC., a Delaware corporation, and the other borrowers from time to time party thereto, the lenders from time to time party thereto (collectively “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation, as administrative agent and collateral agent for Lenders (in such capacity, “Agent”). Capitalized terms have meanings as defined in the Agreement.

In accordance with the Agreement, the undersigned, as the duly elected, qualified and acting [_____________] of MUSTANG BIO, INC. (the “Company”), certifies to Agent and each Lender, in his or her capacity as an officer of the Company, and not in his or her individual capacity, as of March __, 2022, that:

1.                   Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company (the “Charter”), including all amendments thereto, certified by the Secretary of State of the State of Delaware, which remains in full force and effect on and as of the date hereof, there having been no other amendments to or other documents effecting any further amendment or modification of the Charter approved by the Company’s stockholders or filed with the Secretary of State of the State of Delaware.

2.                   Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as in effect on and as of the date hereof, there having been no amendments to or other documents effecting any further amendment or modification thereto approved by the board of directors or stockholders of the Company.

3.                   Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Company’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized action) authorizing the execution, delivery and performance of the Agreement, the other Loan Documents to which it is a party and the transactions contemplated thereby. Such resolutions have not been amended, modified, annulled, rescinded or revoked and remain in full force and effect on the date hereof, and are the only resolutions that have been adopted by the board of directors with respect to the subject matter thereof. No stockholders resolution, consent or waiver is required in connection with the execution and delivery of the Agreement, the Loan Documents to which the Company is a party and the transactions contemplated thereby.

4.                   The persons named on the schedule attached hereto as Exhibit D are on and as of the date hereof, duly elected officers of the Company holding the office(s) set opposite their respective names, and the signatures set opposite their respective names are the true and genuine signatures of said officers. Each such person is authorized to execute any documents, instruments and agreements contemplated by the resolutions attached hereto.

Agent is authorized to rely and act on this certificate and the incumbency schedule attached as Exhibit D until Agent shall receive a certification of a change in the authorized officers.

[Remainder of page intentionally left blank]

[signature page to officer’s certificate]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:
Title:

The undersigned, being the ___________________ of the Company, hereby certifies that _______________ is the duly elected and serving ___________________ of the Company as of the date hereof and that the above signature is his/her genuine signature.

By:
Name:
Title:

Exhibit A

Charter

Exhibit B

Bylaws

Exhibit C

Board Resolutions

Exhibit D

Incumbency

Name	Title	Signature

Schedule 5.12

Products

•	MB-101- used in the combo product (MB-109)
•	MB-102
•	MB-106
•	MB-107
•	MB-108- used in the combo product (MB-109)
•	MB-207

Schedule 7.8

Transactions with Affiliates

•	The Management Services Agreement.

•	Second Amended and Restated Founders Agreement, dated as of July 26, 2016, by and between Mustang Bio, Inc. and Fortress Biotech, Inc.